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                                                                     Exhibit 5.1
                                                Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4

                                Sidley & Austin
                                 Bank One Plaza
                            10 South Dearborn Street
                            Chicago, Illinois 60603


                                 March 1, 2000

Chicago Mercantile Exchange Inc.
30 South Wacker Drive
Chicago, Illinois 60606

          Re:  Registration Statement on Form S-4
               Registration No. 333-95561
               ----------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Chicago Mercantile Exchange Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance of (i) up to 25,855,200 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and up to 5,118 shares of five series of Class B Common Stock, $.01 par value (collectively, the "Merger Shares"), of the Company in connection with the merger (the "Merger") of CME Transitory Co., a Delaware nonstock corporation ("Transitory"), with and into the Company pursuant to an Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement") between the Company and Transitory and (ii) up to 21,400 shares of Class A Common Stock and up to 214 shares of Class B Common Stock, Series B-4, $.01 par value (collectively, the "Conversion Shares"), issuable upon the conversion of the shares of Class B Common Stock, Series B-5, $.01 par value (the "Series B-5 Stock"), of the Company issued in connection with the Merger.

          In rendering the opinions expressed in this opinion letter, we have reviewed (a) the Registration Statement and the exhibits thereto, (b) the Company's Certificate of Incorporation, including the proposed amendment and restatement thereof in the form attached as Exhibit A to the proxy statement/prospectus included in the Registration Statement (the "Charter Restatement"), (c) the Company's By-Laws and (d) such statutes, records and other documents that we have deemed to be relevant, and we have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.

          Based on the foregoing, we are of the opinion that:

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Chicago Mercantile Exchange Inc.
March 1, 2000
Page 2


          (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (2) Assuming that a certificate of amendment to the Company's Certificate of Incorporation setting forth the Charter Restatement is prepared and filed with the Delaware Secretary of State in accordance with the Delaware General Corporation Law prior to the Effectiveness of the Merger, (i) the Merger Shares, when issued upon the effectiveness of the Merger in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued upon the conversion of the shares of Series B-5 Stock in accordance with the terms of the Charter Restatement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

          The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of the opinions expressed in this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Merger Shares or the Conversion Shares.


                                 Very truly yours,

                                 /s/ Sidley & Austin